INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made as of this 1st day of April 2003, by and between ARK Funds, a Massachusetts business trust (the "Fund'), and Allied Investment Advisors, Inc., a Maryland corporation (the "Adviser").

     WHEREAS,  the  Fund  is  registered  as  an  open-end,   management  series
investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Fund currently offers thirty series of units of beneficial interest ("Shares"), each series representing interests in a separate investment portfolio, and may offer other series of Shares from time to time (all such series of Shares hereinafter collectively referred to as the "Portfolios"); and

     WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to the Fund and to the Portfolios, subject to and in accordance with the requirements of the Investment Company Act; and

     WHEREAS, the Adviser is willing to render such services under the terms of this Agreement:

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

     1. APPOINTMENT OF ADVISER. The Fund hereby appoints the Adviser to act as investment adviser to the Fund and its Portfolios for the period and on such terms as are set forth in this Agreement. The Adviser hereby accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. DUTIES AS INVESTMENT ADVISER. Subject to the supervision of the Fund's Board of Trustees ("Board"), the Adviser will be responsible for providing a continuous investment program for the Fund's Portfolios, including the provision of investment research and management with respect to all securities and investments and cash equivalents purchased, sold or held in the Portfolios and the selection of brokers and dealers through which securities transactions for the respective Portfolios will be executed. In carrying out its responsibilities under this Agreement, the Adviser will at all times act in accordance with the investment objectives, policies and restrictions of each Portfolio as stated in the Fund's registration statement as it may be amended from time to time ("Registration Statement") as well as all applicable rules and regulations of the Securities and Exchange Commission.

     The Adviser further agrees that it will:

     (a) promptly advise the Fund's custodian and accounting services agent of each purchase and sale, as the case may be, made on behalf of each of the Portfolios of any security or other investment specifying in each case: the name and quantity of the investment purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information as may be reasonably requested by the custodian and accounting services agent, all in such manner as may from time to time be reasonably requested by them;

     (b) provide, in a timely manner, such information as may be reasonably requested by the Fund or its authorized agent in connection with the computation of the net asset value and the net income of each Portfolio in accordance with the procedures prescribed in the Registration Statement or as more frequently requested by the Board; provided, however, that the Adviser shall not be responsible for any such computation or for the calculation of the net asset value per share of any of the Fund's Portfolios; and

     (c) render regular reports to the Board concerning the Adviser's performance of its responsibilities under this Agreement and such other periodic and special reports as the Board may request; in particular, the Adviser agrees that it will attend meetings of the Board or validly constituted committees thereof.

     3. BROKERAGE TRANSACTIONS. In placing orders with brokers and dealers, the Adviser shall obtain the most favorable execution of such orders. However, the Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Adviser with research, analysis, advice and similar services, and the Adviser may cause the Fund to pay to those brokers or dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers or dealers, provided that the Adviser determines in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Fund and any other accounts with respect to which the Adviser exercises investment discretion. In no instance will securities be purchased from or sold to the Adviser or any affiliated person of the Adviser except in accordance with the Investment Company Act.

     4. DELEGATION. The Adviser may delegate any of its duties as described in, or derived from, the duties set forth in paragraph 2 of this Agreement, provided that any such delegation may be made only pursuant to written agreements which satisfy the requirements of the Investment Company Act and shall have been approved by the Fund's Board, and by the shareholders of each Portfolio to which such agreement applies, in accordance with the provisions of the Investment Company Act.

     5. SERVICES NOT EXCLUSIVE. The services furnished by the Adviser hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     6. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Adviser hereby agrees that all records which it maintains for the Fund and/or the Portfolios are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon request by the Fund. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act the records required to be maintained by Rule 31a-1 under the Investment Company Act.

     7. EXPENSES OF THE FUND. All expenses shall be allocated among the Portfolios in accordance with the Fund's Declaration of Trust and the provisions of the Investment Company Act. During the term of this Agreement, the Fund will bear all expenses, not specifically assumed by the Adviser, incurred in the conduct of its operations, including, without limitation, responsibility for the following: (a) the cost (including brokerage commissions) of securities purchased or sold by the Portfolios and any losses incurred in connection therewith; (b) fees payable to, and expenses incurred on behalf of the Fund by, the Adviser; (c) expenses of organizing the Fund; (d) filing fees and expenses relating to the registration and qualification of the Fund's shares and the Fund under federal and/or state securities laws and maintaining such registrations and qualifications; (e) fees and salaries payable to the Fund's trustees and officers; (f) taxes (including any income or franchise taxes) and governmental fees; (g) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (h) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Fund for violation of any law; (i) legal, accounting and auditing expenses, including legal fees of special counsel at any time retained for those members of the Board who are not interested persons of the Fund and expenses relating to the use of consulting services by the Fund provided that the use of such services is approved by the Fund's trustees; (j) charges of custodians, transfer agents and other agents; (k) costs of preparing share certificates; (l) expenses of setting in type and printing prospectuses and supplements thereto for existing shareholders, reports, shareholder reports, and proxy materials; (m) costs of mailing prospectuses, statements of additional information and supplements thereto to existing shareholders as well as shareholder reports and proxy materials; (n) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Fund; (o) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (p) costs of mailing and tabulating proxies and costs of shareholders and trustees meetings; and (q) the cost of investment company literature and other publications provided by the Fund to its trustees and officers.

     The Fund may pay directly any expense incurred by it in its normal operations and, if any such payment is consented to by the Adviser and acknowledged as otherwise payable by the Adviser pursuant to this Agreement, the Fund may reduce the fee payable to the Adviser pursuant to this Agreement by such amount. To the extent that such deductions exceed the fee payable to the Adviser for any monthly payment period, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

     8. EXPENSES OF ADVISER. The Adviser will bear all expenses incurred by it in performing its duties as investment adviser under this Agreement. The Adviser may, but is not required to, voluntarily assume any portion or all of the expenses that the Fund is required to pay under paragraph 7 hereof. In addition, if the expenses borne by the Fund in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any


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


state in which shares are registered or qualified for sale to the public, the Adviser will reimburse the Fund for any excess up to the amount of the fee payable to it during that fiscal year pursuant to this Agreement.

     9. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to the Adviser a fee in accordance with the compensation schedule appended to this Agreement.

     10. LIMITATION OF LIABILITY OF ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any of its Portfolios in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption, or sale of any security on behalf of any Portfolio of the Fund, except a loss resulting from the willful misfeasance, bad faith or gross negligence of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     11. DURATION AND TERMINATION. This Agreement shall become effective upon the date first above written and, unless sooner terminated as provided herein, shall continue in effect automatically for successive periods of twelve months each, so long as such continuance is specifically approved with respect to each Portfolio at least annually by (a) the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (b) all of the members of the Board or by vote of the holders of a majority of the outstanding voting securities of the Fund.

     Notwithstanding the foregoing, this Agreement may be terminated with respect to any Portfolio or the Fund at any time, without the payment of any penalty by the Fund, upon the vote of the Board or the vote of a majority of the outstanding voting securities of the Fund and on 60 days' written notice to the Adviser or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the Investment Company Act.

     In the event that this Agreement shall not be approved in the manner provided herein or shall have been terminated with respect to any Portfolio, the Adviser and the Fund shall continue to be bound by the terms of this Agreement with respect to any other Portfolio provided that this Agreement shall have been approved in the manner contemplated herein with respect to such Portfolio.

     12. AMENDMENT OF THIS AGREEMENT. No material provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of any material term of this Agreement shall be effective until approved by the Board and by the holders of a majority of the Fund's outstanding voting securities.

     13. NAME OF THE FUND. The Fund may use the name "ARK Funds" or any name derived from or using the word "ARK" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect. At such time as such agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name similar thereto.

     14. MISCELLANEOUS. The Adviser acknowledges that the Fund is a Massachusetts business trust, and that the Fund is required by its Declaration of Trust to limit its liability in all agreements to the assets of the Fund. Consequently, the Adviser agrees that any claims by it against the Fund may be satisfied only from the assets of the Fund, and no shareholders, trustees or officers of the Fund may be held personally liable or responsible for any obligations arising out of this Agreement.

     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this


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


Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Maryland law.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


Attest:                                 ARK FUNDS


 THOMAS R. RUS                             By:      /S/ MICHELE DALTON
 -------------                                ----------------------------------
                                        Name:    MICHELE DALTON
                                             -----------------------------------
                                        Title:   VICE PRESIDENT
                                              ----------------------------------






Attest:                                 ALLIED INVESTMENT ADVISORS, INC.


 THOMAS R. RUS                             By:      /S/ J. ERIC LEO
 -------------                                ----------------------------------
                                        Name:    J. ERIC LEO
                                             -----------------------------------
                                        Title:   CHIEF INVESTMENT OFFICER
                                              ----------------------------------


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


                                  FEE SCHEDULE

         For the services provided, and the expenses assumed, by the Adviser to the Fund under the terms of the Agreement, the Fund shall pay to the Adviser a monthly fee at the following annual rates:

                                                                 Percentage of
                                                               Average Daily Net
                               ARK FUNDS PORTFOLIO                  ASSETS

U.S. Treasury Money Market Portfolio                                 0.25%
U.S. Government Money Market Portfolio                               0.25%
Money Market Portfolio                                               0.25%
Pennsylvania Tax-Free Money Market Portfolio                         0.25%
Tax-Free Money Market Portfolio                                      0.25%
Short-Term Treasury Portfolio                                        0.35%
Short-Term Bond Portfolio                                            0.75%
Maryland Tax-Free Portfolio                                          0.65%
Pennsylvania Tax-Free Portfolio                                      0.65%
Intermediate Fixed Income Portfolio                                  0.60%
U.S. Government Bond Portfolio                                       0.75%
Income Portfolio                                                     0.60%
Balanced Portfolio (formerly Growth and Income Portfolio)            0.65%
Equity Income Portfolio                                              0.70%
Value Equity Portfolio                                               1.00%
Equity Index Portfolio                                               0.20%
Blue Chip Equity Portfolio                                           0.70%
Capital Growth Portfolio                                             0.70%
Mid-Cap Equity Portfolio                                             0.80%
Small-Cap Equity Portfolio (formerly Special Equity Portfolio)       0.80%
International Equity Portfolio                                       1.00%
Emerging Markets Equity Portfolio                                    1.00%
Prime Cash Management Portfolio                                      0.15%
U.S. Government Cash Management Portfolio                            0.15%
U.S. Treasury Cash Management Portfolio                              0.15%
Tax-Free Cash Management Portfolio                                   0.15%
Social Issues Intermediate Fixed Income Portfolio                    0.60%
Social Issues Blue Chip Portfolio                                    0.70%
Social Issues Capital Growth Portfolio                               0.70%
Social Issues Small-Cap Equity Portfolio                             0.80%


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